EXHIBIT 3.61


                               AMENDED CERTIFICATE
                                       OF
                                  INCORPORATION
                                       OF
                    SUPERIOR COMMUNICATIONS OF KENTUCKY, INC.

                      Pursuant to Section 241 of Title 8 of
                      the Delaware Code of 1953, as Amended


     SUPERIOR   COMMUNICATIONS   OF  KENTUCKY,   INC.,  (the   "Corporation")  a
corporation   organized  and  existing  under  and  by  virtue  of  the  General
Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation have adopted a resolution declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

     I. NAME. The name of the corporation is "Superior Communications of Kentucky, Inc." (hereinafter referred to as the "Corporation").

     II. ADDRESS. The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name of its registered agent at such address is The Corporation Service Company.

     III. PURPOSE. The purpose of Corporation is to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

     IV. AUTHORIZED CAPITAL. The total number of shares of stock which the corporation shall have authority to issue is 1000 shares of Common Stock of the par value of $0.001 per share.

     V. INCORPORATOR: The name and mailing address of the incorporator are: John
     C. Rodney, Kirkpatrick & Lockhart, 1500 Oliver Building, Pittsburgh, PA 15222.

     VI. EXISTENCE: The corporation is to have perpetual existence.



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     VII. BY-LAWS:  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By- laws of the corporation.

     VIII. MEETINGS OF STOCKHOLDERS: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     IX. AMENDMENT: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     X. INDEMNIFICATION. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director or officer of the Corporation or its Subsidiaries who is made a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorney's fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Expenses (including attorneys' fees) incurred in defending an action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, to the fullest extent and under the circumstances permitted by Delaware law. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or its Subsidiaries against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify against such liability under the provisions of this Article VII. The rights conferred by this Article shall not be exclusive of any other rights to which those indemnified may be entitled under this Certificate of Incorporation, any by-law, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and shall inure to the benefit of their heirs, executors, and administrators. The provisions of this Article shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the stockholders may determine in a specific instance or by resolution of general application. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article. For the purposes of this Article, the term "authorized representative" shall mean a director or officer of the Corporation or

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



     of any subsidiary of the Corporation or person who is or was, at the request of the Corporation, serving another corporation, partnership, joint venture, trust, association, or other entity as a director, officer, or partner, or in any position of similar managerial or fiduciary position, or as an employee or agent.

     XI. LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not limit liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     XII. TRANSACTIONS WITH DIRECTORS, ETC. The Corporation shall have authority, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, or by any other applicable law, to enter into any contract or transaction with one or more of its directors or officers, or with any corporation, partnership, joint venture, trust, association, or other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, notwithstanding such relationships and notwithstanding the fact that the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction.

     XIII. COMPROMISE OR ARRANGEMENT. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any

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



     compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     XIV. SECTION 203. The Corporation shall not be subject to the provisions of
     Section 203 of the Delaware General Corporation Law.

     SECOND: That no stock of the Corporation has been issued.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Albert M. Holtz, its Chairman.


Attest:                                     SUPERIOR COMMUNICATIONS
                                            OF KENTUCKY, INC.


  /s/ John C. Rodney                                By    /s/ Albert M. Holtz
---------------------                                 -----------------------
John C. Rodney                                            Albert M. Holtz
Asst. Secretary                                           Chairman




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



                          CERTIFICATE OF INCORPORATION
                                       OF
                    SUPERIOR COMMUNICATIONS OF KENTUCKY, INC.


I. NAME. The name of the corporation is Superior Communications of Kentucky, Inc, (hereinafter referred to as the "Corporation").

II. ADDRESS. The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name of its registered agent at such address is The Corporation Service Company.

III. PURPOSE. The purpose of Corporation is to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

IV. AUTHORIZED CAPITAL.

     A. CAPITAL STOCK. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 130,000 of which (a) 10,000 shares shall be Class A Common Stock, par value $.001 per share (the "Class A Common"), (b) 100,000 shares shall be Class B Common Stock, par value $.001 per share (the "Class B Common"), and (c) 20,000 shares shall be Preferred Stock, par value $.001 per share (the "Preferred Stock").

     B CLASS A  COMMON.  The  powers,  designations,  preferences  and  relative
participating,   optional  or  other  special  rights  and  the  qualifications, limitations and restrictions of the Class A Common are as follows:

         1. VOTING RIGHTS. Except as otherwise required by law, and subject to the voting rights of the Class B Common or such voting rights which may be granted to any other class of common stock or any series of preferred stock, each holder of Class A Common shall be entitled the number of votes per share for each of the Class A Common standing in each holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders as determined in accordance with the following formula:

              VS   =  (AP (TVS - TAS) ) / ( (1-AP) TAS)

     WHERE:

              VS   =  The total number of votes per share of outstanding Class A
                      Common;


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              TVS  =  The   total   number   of   outstanding   shares   of  the
                      Corporation's Class A and Class B Common;

              AP   =  17.5% or, if the IRR Test is met,  20%,  as reduced by the percentage of the outstanding Class A Common converted to Class B Common (if any) as set forth in paragraph IV(B)(4) hereto; and

              TAS  =  The   total   number   of   outstanding   shares   of  the
                      Corporation's Class A Common.

The holders of the Class A Common and Class B Common shall vote together as one class on all matters which require a vote of the Corporation's stockholders; provided, however, that the Class A Common shall vote as a single class with respect to (i) any amendment to this Certificate of Incorporation as provided in paragraph IV(H) hereof or (ii) any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Class A Common would receive or be exchanged for consideration different on a per share basis (assuming conversion of all of Class A Common into the percentage of total outstanding Class B Common equal to
AP) than the consideration received with respect to or in exchange for the shares of Class B Common or would otherwise be treated differently from shares of Class B Common (assuming such conversion) in connection with such transaction.

         2. DIVIDENDS. Subject to the preference rights of the holders of Preferred Stock, the holders of Class A Common shall be entitled to receive when, as, and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, the percentage of all dividends payable in cash, stock, or otherwise equal to AP. Such dividends shall be divided pro rata among all the shares of Class A Common outstanding on the record date for such dividend.

         3. DISTRIBUTIONS UPON LIQUIDATION. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after any preferred stock, bonds, debentures, or other obligations of the Corporation shall have been paid in full the amounts to which they shall be entitled (if any), or a sum sufficient for such payment in full shall have been set aside, the percentage of the remaining net assets of the Corporation equal to AP shall be distributed pro rata to the holders of the Class A Common in accordance with their respective rights and interests and the percentage of the remaining assets equal to 1-AP shall be delivered to the holders of the class B Common, to the exclusion of holders of any preferred stock, bonds, debentures, or other obligations of the Corporation.

         4. CONVERSION. Class A Common shall be convertible at the option of each holder to Class B Common at the rate of VS Shares of Class B Common for each share of Class A Common. Upon each such conversion, AP shall be reduced by the percentage of the outstanding Class A Common so converted.

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     C. CLASS B COMMON.  The  powers,  designations,  preferences  and  relative
participating,   optional  or  other  special  rights  and  the  qualifications, limitations and restrictions of the Class B Common are as follows:

         1. VOTING RIGHTS. Except as otherwise required by law, and subject to the voting rights of the Class A Common or such voting rights as may be granted to any other class of Common Stock or any series of preferred stock, each holder of Class B Common shall be entitled to one vote per share for each share of the Class B Common standing in each holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders. The holders of the Class A Common and Class B Common shall vote together as one class on all matters which require a vote of the Corporation's stockholders; provided, however, that the Class B Common shall vote as a single class with respect to (i) any amendment to this Certificate of Incorporation as provided in paragraph IV(H) hereof or (ii) any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Class B Common would receive or be exchanged for consideration different on a per share basis than the consideration received with respect to or in exchange for the shares of Class A Common (assuming conversion of the Class A common into the percentage of the outstanding shares of total Class B Common equal to AP) or would otherwise be treated differently from shares of the Class A Common (assuming such conversion) in connection with such transaction.

         2. DIVIDENDS. Subject to the preference rights of the holders of Preferred Stock, holders of Class B Common shall be entitled to receive when, as, and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, the percentage of all dividends payable in cash, stock, or otherwise equal to 1-AP. Such dividends shall be divided pro rata among all the shares of Class B Common outstanding on the record date for such dividend.

         3. DISTRIBUTIONS UPON LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after any preferred stock, bonds, debentures, or other obligations of the Corporation shall have been paid in full the amounts to which they shall be entitled (if any) , or a sum sufficient for such payment in full shall have been set aside, the holders of the Class B Common shall be distributed a percentage of the remaining assets equal to 1-AP, such assets to be distributed pro rata to such holders of Class B Common in accordance with their respective rights and interests, and the percentage of the remaining assets equal to AP shall be delivered to the holders of Class A Common, to the exclusion of the holders of any preferred stock, bonds, debentures, or other obligations of the Corporation.

         4. PREFERRED STOCK. The powers, designations,  preferences and relative
participating,   optional  or  other  special  rights  and  the  qualifications, limitations and restrictions of the Preferred Stock are as follows:


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                 1. DIVIDENDS.

                      A. GENERAL OBLIGATION. The holders of the Preferred Stock shall be entitled to receive when, as, and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, preferential dividends on each share of the Preferred Stock (a "Share") at the rate of 12% per annum of the Liquidation Preference thereof from and including the date of issuance of such Share to and including the date on which the Liquidation Preference of such Share is paid (the "Dividend Preference"). Such dividends will accrue cumulatively on an annual basis whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Such preferential dividends shall be payable upon the liquidation, dissolution and winding up of the Corporation in each case when and as declared by the Board of Directors and to the extent permitted by Delaware law. The date on which the Corporation initially issues any Share will be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share. No dividends in cash or property (other than dividends payable to the holders of the Class A Common or Class B Common in shares of Class A Common or Class B Common) will be paid on Junior Securities unless all of the Dividend Preference accrued on the Preferred Stock have been paid. Following satisfaction of the Dividend Preference, the holders of the Preferred Stock shall be entitled to no additional dividends.

                      B. DIVIDEND REFERENCE DATES. To the extent not paid on each December 31 (the "Dividend Reference Date"), beginning on December 31, 1993, all of the Dividend Preference dividends which have accrued on each Share outstanding during the twelve-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date will be added to the Liquidation Preference of such Share and will remain part thereof until such dividends are paid.

                      C. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. If at any time the Corporation pays to the holders of Preferred Stock less than the total amount of the Dividend Preference dividends then accrued with respect to the Preferred Stock, such payment will be distributed ratably among the holders of such Preferred Stock based upon the aggregate accrued but unpaid Dividend Preference on the shares of Preferred Stock hold by each such holder.

         2. VOTING RIGHTS. Except as otherwise required by law, the Preferred Stock shall have no voting rights.

         3. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Preference of all Shares outstanding. If upon any such

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liquidation,  dissolution or winding up of the  Corporation,  the  Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the Liquidation Preference amount which they are entitled to be paid, then the entire assets to be distributed to Preferred Stock will be distributed ratably among such holders based upon the aggregate Liquidation Preference (plus declared and unpaid dividends) of the Preferred Stock held by each of such holders. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the Capital Stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph IV(D) (3).

     E. REGISTRATION OF TRANSFER The Corporation will keep at its principal office a register for the registration of each of its classes of Capital Stock. Upon the surrender of any certificate representing any class of stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense), a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and, with respect to the Preferred Stock, dividends will continue to accrue on Preferred Stock represented by such new certificate from the date to which dividends have previously been paid on such Preferred Stock represented by the surrendered Certificate.

     F. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of any class of Capital Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and, with respect to the Preferred Stock, dividends will continue to accrue on the Preferred Stock represented by such new certificate from the date on which dividends have previously been paid on such lost, stolen, destroyed or mutilated certificate.

     G. DEFINITIONS.

     "AP" shall have the meaning set forth in Paragraph IV (B) (1) hereof.

     "Capital Stock" shall mean all shares of all classes of the Corporation's capital stock, and any Stock into which such Capital Stock may hereafter be changed.


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     "Common  Stock"  shall mean all shares of all classes of the  Corporation's
Common Stock, par value $.001 per share, and any Stock into which such Stock may hereafter be changed.


     "Corporation" shall mean SCG, Inc., a Delaware corporation, and all successor corporations thereof.

     "Initial Public Offering" shall mean the first public, offering of the Corporation's Common Stock, which offering is effected pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

     "The IRR Test" shall be met on the first day, if ever, that the Rate is 25% or more. The Rate is the annual interest rate which, when used to calculate the net present value of the Cash Inflows and the Cash Outflows as of the date of determination, causes, such net amount to equal zero. As used in this definition, "Cash Inflows" shall include, without duplication, (i) all cash payments received by PF1 on or prior to the date of determination with respect to Capital Stock acquired with PF1's initial investment in the Corporation (the "PF1 Investment"), whether such payments are received from the Corporation or any third party and whether such payments are received as interest, dividends, proceeds with respect to sale or redemption of such securities, upon a liquidation of the Corporation or otherwise, (ii) the fair market value of all noncash consideration received by PF1 in connection with sale of any Capital Stock acquired by PF1 pursuant to the PF1 Investment, and (iii) if Market Liquidity exists on the date of determination, the Public Market Price on the date of determination of any shares of Capital Stock acquired (directly or indirectly) with the PF1 Investment and held by PF1 on the date of determination. As used in this definition, "Cash Outflows" shall include the sum of all cash payments and investments made by PF1 to and in the Corporation to purchase Capital Stock acquired with the PF1 Investment. For this purpose, PF1 shall be deemed to have invested $1,412,500 on the date that Preferred Stock is first issued to it. For purposes of the net present value calculations set forth herein, the dates of each payment or investment specified above will be deemed to have occurred as of the beginning of the fiscal month during which such payment or investment is received or made.

     "Junior Securities" means all of the Corporation's equity securities other than the Preferred Stock.

     "Liquidation Preference" of any Share of Preferred Stock as of any particular date will be equal to $1000.00 plus any unpaid Dividend Preference dividends on such Share added to the Liquidation Preference of such Share on any Dividend Preference Date and not thereafter paid; and, in the event of any liquidation, dissolution or winding up of the Corporation or the redemption of such Share, unpaid dividends on such Share, regardless of whether they have become payable, will be added to the Liquidation Preference of such Share on the payment date in any liquidation, dissolution or winding up, or on the Redemption Date, as the case may be, accrued to the close of business on such payment date or Redemption Date.

     "Market  Liquidity"  shall be deemed to exist after the earlier of the date
(i) which is the later of (A) 90 days following the effective date of an Initial Public Offering or (B) the date on which any lock-up agreement required by the Company's underwriters with respect to PF1's shares of Common Stock expires following such Initial Public Offering or (ii) PF1 has sold more than 50% of its holdings of the Corporation's Common Stock held immediately prior to the Initial Public Offering (based on Capital Stock acquired with its initial investment in the Corporation), if, and so long as, a Public Market exists for the Common Stock.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "PF1" shall mean Pennsylvania Fund #1, a Pennsylvania limited partnership, or any successor or Affiliate thereof. For purposes of this definition, "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under common control with, PF1.

     "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Public Market" for the Common Stock of the Corporation shall mean such Common Stock is traded on a national exchange, the NASDAQ National Market System or any registered interdealer quotation system involving at least three registered market makers.

     "Public Market Price" shall mean the weekly average trading price of the Common Stock in the Public Market over the ten trading days immediately preceding the date upon which the determination of whether a "Public Market" exists is made.

     "Sale" shall mean the occurrence of either (i) the sale of all, or substantially all, of the consolidated assets of the Corporation or outstanding capital stock of the Corporation by means of a sale or liquidation, or (ii) a merger or reorganization in which the Corporation is not the surviving corporation (unless more than 50% of the capital stock of such corporation is held by Persons who are stockholders of the Corporation as of the date hereof)

     "Securities Act" means the Securities Act of 1933, as amended, or any similar law then in force.

     "Subsidiary" means any corporation of which the shares of stock having a majority of the general voting power in electing the Board of Directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

     H.  AMENDMENT  AND  WAIVER.   No  amendment  to  or  modification  of  this
Certificate of Incorporation, nor any waiver of any right of the holders of any class of the Corporation's

Capital Stock hereunder, will be binding or effective without the prior written consent of the holders of 70% of the shares of each class of the Corporation's Capital Stock outstanding at the time such action is taken.

     I. NOTICES. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be sent by registered or certified mail, return receipt requested, postage prepaid, or by telex, facsimile transmission, or receipted air courier, and will be deemed to have been given when so sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder)

V. DIRECTORS

     A. NUMBER. The number of directors of the Corporation shall be fixed from time to time in the manner provided in the by-laws and may be increased or decreased from time to time in the manner provided in the by-laws.

     B. ELECTION. Election of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

VI. BY-LAWS. In furtherance of and not in limitation of the powers conferred by statute and subject to the provisions of this Certificate of Incorporation, the Board of Directors of the Corporation is expressly authorized to make, alter, or repeal the by-laws of the Corporation, but such authorization shall not divest the stockholders of the power, nor limit their power, to adopt, amend, or repeal by-laws.

VII. INDEMNIFICATION. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director or officer of the Corporation or its Subsidiaries who is made a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorney's fees and disbursements) , judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Expenses (including attorneys' fees) incurred in defending an action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, to the fullest extent and under the circumstances permitted by Delaware law. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or its Subsidiaries against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify against such liability under the provisions of this
Article V11. The rights conferred by this Article shall not be exclusive of any other rights to which those indemnified may be entitled under this Certificate of Incorporation, any by-law, agreement, vote of stockholders or disinterested directors, statute, or otherwise and shall inure to the benefit of their heirs, executors, and administrators. The provisions of this Article shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the stockholders may determine in a specific instance or by resolution of general application. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article. For the purposes of this Article, the term "authorized representative" shall mean a director or officer of the Corporation or of any subsidiary of the Corporation or person who is or was, at the request of the Corporation, serving another corporation, partnership, joint venture, trust, association, or other entity as a director, officer, or partner, or in any position of similar managerial or fiduciary position, or as an employee or agent.

VIII. LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not limit liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

IX. TRANSACTIONS WITH DIRECTORS, ETC. The Corporation shall have authority, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, or by any other applicable law, to enter into any contract or transaction with any corporation, partnership, joint venture, trust, association, or other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, notwithstanding such relationships and notwithstanding the fact that the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transactions

X. COMPROMISE OR ARRANGEMENT. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this

Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and of the stockholders or class of stockholders of this Corporation, as this case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

XI.  SECTION  203. The  Corporation  shall not be subject to the  provisions  of
Section 203 of the Delaware General Corporation Law.

XXI. INCORPORATOR. The name and address of the incorporator are:

                  John C. Rodney
                  1500 Oliver Building
                  Pittsburgh, PA 15222

     I, the undersigned, the sole incorporator of the Corporation, have accordingly hereunto set my hand.

     Executed this 3rd day of December, 1993.



                                                     /s/ John C. Rodney
                                                   -----------------------
                                                   John C. Rodney
                                                   Incorporator